EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: VIRTUS INSIGHT TRUST
File Number: 811-7447
Registrant CIK Number: 0001003859
June 30, 2014

Sub-Item 77Q3


Series	13
72DD1/72DD2
Class A $2,390, Class C $, Class I $20,756
73A1/73A2
Class A $0.0210, Class C $, Class I $0.0320
74U1/74U2
Class A 114,920, Class C 22,416, Class I 658,416
74V1/74V2
Class A $10.05, Class C $9.83, Class I $10.37

Series	18
72DD1/72DD2
Class A $400, Class C $165, Class I $707
73A1/73A2
Class A $0.1069, Class C $0.0664, Class I $0.1204
74U1/74U2
Class A 3,788, Class C 2,631, Class I 6,003
74V1/74V2
Class A $10.97, Class C $10.98, Class I $10.97

Series	3
72DD1/72DD2
Class A $1,330, Class C $327, Class I $1,275
73A1/73A2
Class A $0.1672, Class C $0.1258, Class I $0.1810
74U1/74U2
Class A 7,973, Class C 2,507, Class I 6,682
74V1/74V2
Class A $11.33, Class C $11.33, Class I $11.32